Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

Rocky Brands, Inc. Announces First Quarter 2016 Results

NELSONVILLE, Ohio, April 21, 2016 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its first quarter ended March 31, 2016.

First Quarter 2016 Sales and Income

First quarter net sales were $57.5 million compared to $65.5 million in the first quarter of 2015. The Company reported a first quarter net loss of $0.2 million, or ($0.03) per diluted share compared to net income of $1.4 million, or $0.19 per diluted share in the first quarter of 2015.

David Sharp, President and Chief Executive Officer, commented, “We are making solid progress executing our strategies aimed at further diversifying our business. Earlier this month we announced actor and musician Nick Jonas as brand ambassador of the Creative Recreation brand. We are confident this exciting partnership will advance Creative Recreations’ positon as a leading fashion brand with both consumers and key retailers and positively impact demand for the product line. At the same time, we’ve been successful at expanding distribution for our bourgeoning Euro-Comfort brand Rocky 4Eur Sole. Unfortunately the factors that impacted our core Work, Western and Hunting categories during the second half of last year, namely warm temperatures and the softening of local economies tied to oil & gas production, created an inventory overhang in our channels of distribution that impacted fill-in of our Georgia Boot, Rocky and Durango brands during the first quarter. Therefore, we’ll continue to shift more time and resources to support our opportunities in the casual and fashion segments of the market which we believe will help reduce our dependency on weather and drive long-term growth and increased shareholder value.”

Net sales for the first quarter were $57.5 million compared to $65.5 million a year ago. Wholesale sales for the first quarter decreased to $40.2 million compared to $51.0 million for the same period in 2015. Retail sales for the first quarter were $11.5 million compared to $11.9 million for the same period last year. Military segment sales for the first quarter increased to $5.8 million compared to $2.6 million in the first quarter of 2015.

Gross margin in the first quarter of 2016 was $18.9 million, or 32.9% of sales, compared to $22.0 million, or 33.6% of sales, for the same period last year. The 70 basis point decrease was driven by the increase in military segment sales which carry lower gross margins than our wholesale and retail segments.

Selling, general and administrative (SG&A) expenses were $19.1 million, or 33.3 % of net sales, for the first quarter of 2016 compared to $19.6 million, or 29.9% of net sales, a year ago. The $0.5 million decrease in SG&A expenses was primarily related to lower variable expenses associated with the decrease in wholesale sales.

Loss from operations was $0.2 million compared to income from operations of $2.4 million, or 3.7% of net sales, a year ago.

Interest expense was $136,000 for the first quarter of 2016, versus $165,000 for the same period last year.

The Company’s funded debt decreased $15.0 million, or 41.0% to $21.6 million at March 31, 2016 versus $36.7 million at March 31, 2015.

Inventory at March 31, 2016 was $84.5 million compared with $83.1 million on the same date a year ago. The slight increase in inventories year-over-year was driven by the buildup of raw materials ahead of the ramp up in military footwear production.

Conference Call Information

The Company’s conference call to review first quarter 2016 results will be broadcast live over the internet today, Thursday, April 21, 2016 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding the shifting of time and resources (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 3, 2016). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015	March 31, 2015
	Unaudited	Audited	Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,716,716	$3,407,140	$4,391,765
Trade receivables – net	38,253,999	44,549,207	54,271,919
Other receivables	597,343	583,479	618,179
Inventories	84,502,529	76,991,059	83,125,271
Income tax receivable	1,214,755	128,699	52,961
Deferred income taxes	1,031,818	1,031,818	1,291,907
Prepaid expenses	3,073,814	2,530,517	3,078,008
Total current assets	132,390,974	129,221,919	146,830,010
FIXED ASSETS – net	28,103,995	27,836,527	25,331,520
IDENTIFIED INTANGIBLES	36,514,458	36,547,873	36,649,003
OTHER ASSETS	253,621	258,812	277,305
TOTAL ASSETS	$197,263,048	$193,865,131	$209,087,838

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$15,044,942	$9,118,555	$13,894,921
Accrued other expenses:	6,085,947	5,629,661	6,027,490
Total current liabilities	21,130,889	14,748,216	19,922,411
LONG TERM DEBT	21,649,319	23,700,089	36,691,449
DEFERRED INCOME TAXES	13,000,609	13,000,609	12,928,048
DEFERRED LIABILITIES	265,262	295,676	434,625
TOTAL LIABILITIES	56,046,079	51,744,590	69,976,533
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2016 - 7,583,901; December 31, 2015 - 7,567,271; March 31, 2015 - 7,559,725
	71,004,499	70,882,392	70,566,065
Retained earnings	70,212,470	71,238,149	68,545,240
Total shareholders' equity	141,216,969	142,120,541	139,111,305
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$197,263,048	$193,865,131	$209,087,838

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2016	2015
	Unaudited	Unaudited
NET SALES	$57,529,945	$65,451,303
COST OF GOODS SOLD	38,619,053	43,479,993
GROSS MARGIN	18,910,892	21,971,310
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	19,131,894	19,567,947
INCOME (LOSS) FROM OPERATIONS	(221,002)	2,403,363
OTHER INCOME AND (EXPENSES):
Interest expense	(135,976)	(165,076)
Other – net	67,528	(63,340)
Total other - net	(68,448)	(228,416)
INCOME (LOSS) BEFORE INCOME TAXES	(289,450)	2,174,947
INCOME TAX EXPENSE (BENEFIT)	(98,000)	761,000
NET INCOME (LOSS)	$(191,450)	$1,413,947
INCOME (LOSS) PER SHARE
Basic	$(0.03)	$0.19
Diluted	$(0.03)	$0.19
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,583,170	7,559,343
Diluted	7,583,170	7,566,698